AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of May 12, 2009, between **CoBANK, ACB** ("CoBank") and **GREEN PLAINS OBION LLC, Rives, Tennessee** (the "Company").

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated August 31, 2007 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Sections 10(A), (I) and (J) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:

(A) Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) debt of the Company to miscellaneous creditors, in an aggregate amount not to exceed $1,500,000.00 on terms and conditions reasonably satisfactory to Agent; (v) debt of the Company to the Tennessee Valley Authority in an aggregate amount not to excees $1,000,000.00; and (vi) debt of the Company to Green Plains Renewable Energy, Inc., in an aggregate amount not to exceed $20,000,000.00, and all extensions, renewals, and refinancings thereof on terms and conditions reasonably satisfactory to Agent.

(I) Dividends, Etc. Declare or pay any dividends, or make any distribution of assets to the owners, or purchase, redeem, retire or otherwise acquire for value any of its equity, or allocate or otherwise set apart any sum for any of the foregoing, except that the following distributions shall be permitted, provided that the Company remains in compliance with all other loan covenants, terms and conditions on and after each such distribution:

(a) The Company may retire capital invested as cash in the Company after April 1, 2009, provided that on and after any such retirement, (i) the Company shall have Net Worth equal to or greater than the minimum amount required under this Agreement or $78,000,000.00, whichever is greater; and (ii) the Company shall have Working Capital equal to or greater than the minimum required under this Agreement or $10,000,000.00, whichever is greater; and

(b) For each fiscal year of the Company beginning with fiscal year 2010, after receipt of audited financial statements for such fiscal year end, a distribution may be made to the Company's members/owners of up to 40% of the net profit(according to GAAP) for such fiscal year based on such audited financial statements; and

(c) For each fiscal year of the Company beginning with fiscal year 2010, after receipt of audited financial statements for such fiscal year end, a distribution may be made to its members/owners in excess of 40% of the net profit for such fiscal year if the Company has made the required "Free Cash Flow" payment to Agent for such fiscal year as provided in Construction and Term Loan Supplement dated March 24, 2009, and numbered RI0487T01B and any renewals, restatements and amendments thereof.

(J) Operating Leases. Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $220,000.00 and leases of up to and including 420 railroad cars under terms and conditions acceptable to the Agent.

2. Section 11 of the MLA is hereby amended and restated to read as follows:

SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(A) Working Capital. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof, an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $5,400,000.00, and increasing to $9,000,000.00 on April 30, 2010, and continuing thereafter, except that in determining current assets, any amount available under the Construction and Revolving Term Loan Supplement hereto (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

3. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF MID-AMERICA, FLCA

By: ______________________

Title: ______________________

GREEN PLAINS OBION LLC

By: [signature]

Title: CFO

FARM CREDIT SERVICES OF MID-AMERICA, PCA

By: ______________________

Title: ______________________